                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES

--------------------------------------------------------------------------------

Pricing Supplement No. 27                                   Trade Date: 07/12/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 07/18/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is July 15, 2002

         CUSP
          or
      Common Code    Principal Amount   Interest Rate   Maturity Date   Price to Public
      -----------    ----------------   -------------   -------------   ---------------
       91131UDZ4      $12,390,000.00        5.00%         01/15/11            100%

    Interest Payment
       Frequency                           Subject to       Dates and terms of redemption
      (begin date)    Survivor's Option    Redemption     (including the redemption price)
    ----------------  -----------------    ----------     --------------------------------
       08/15/02              Yes               Yes                  100%  07/15/03
        monthly                                                semi-annually thereafter

                      Discounts and
    Proceeds to UPS    Commissions       Reallowance          Dealer          Other Terms
    ---------------   -------------      -----------          ------          -----------
    $12,237,603.00    $152,397.00           $2.00       ABN AMRO Financial
                                                          Services, Inc.
